Exhibit 99.  STAR Program Summary

SHORT TERM ACHIEVEMENT REWARD PROGRAM

The Short Term Achievement Reward (“STAR”) Program is The Procter & Gamble Company’s (the “Company”) annual bonus program designed to motivate and reward employees for achieving outstanding short term business results for the Company and its subsidiaries.  STAR awards are made pursuant to authority delegated to the Compensation & Leadership Development Committee (the “C&LD Committee”) by the Board of Directors for awarding compensation to the Company’s principal officers and for making awards under the Procter & Gamble 2001 Stock and Incentive Compensation Plan (the “2001 Plan”) and/or the 2004 Gillette Long Term Incentive Plan (the “Gillette Plan”).

I.           ELIGIBILITY

Employees at Band 3 or above and who worked at least 28 days (four calendar weeks) during the applicable fiscal year are eligible to participate.  Eligible employees who do not work a full schedule (e.g., leaves of absence, disability, and less-than-full time schedules) in the fiscal year in which the award is payable may have awards pro-rated.

II.           CALCULATION

The individual STAR Award is calculated as follows:

(STAR Target) x (Business Unit Performance Factor) x (Total Company Factor)

●	The STAR Target for each participant is calculated as:

(Base Salary) x (STAR Target percent)

Base Salary at the end of the applicable fiscal year is used to calculate the STAR award.

Generally, the STAR Target Percent is dependent on the individual’s position and level (Band) in the organization.  The STAR Target percent for participants at Band 7 or above is set by the C&LD Committee.  The STAR Target percent for all other participants is set by the Chairman of the Board and Chief Executive Officer, with the concurrence of the Global Human Resources Officer, pursuant to authority delegated to them by the C&LD Committee. If an individual’s position and/or level changes during a fiscal year, and that change results in a new STAR Target Percent, the STAR Target Percent is pro-rated according to the amount of time in each position/level during the fiscal year.

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The Business Unit Performance Factor is based on the fiscal year success for the appropriate STAR business unit. The STAR business units are determined by the Global Human Resources Officer.  The Business Unit Performance Factors can range from 53% to 167% with the target at 100%.  A smaller committee consisting of at least two of the Chairman of the Board and Chief Executive Officer, the Chief Financial Officer, the Global Human Resources Officer and the Chief Operating Officer (the “STAR Committee”), conducts a comprehensive retrospective assessment of the fiscal year performance of each STAR business unit according to one or more of the following measures: Operating Total Shareholder Return, Key Competitor Comparison, After Tax Profit, Operating Cash Flow, Value Share, Volume, Net Outside Sales, Value Contribution, Organization Head Self Assessment, and Cross Organization Assessment.  The STAR Committee makes a recommendation of an appropriate Business Unit/Corporate Function Performance Factor to the C&LD Committee.  There may also be other factors significantly affecting unit results positively or negatively which can be considered by the STAR Committee when making its recommendation.  No member of the STAR Committee makes any recommendation or determination as to their own STAR award.

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The Total Company Factor is based on the total Company’s success during the fiscal year and ranges from 80% to 130%, with a 100% target. The same Total Company Factor is applied to all STAR award calculations, regardless of business unit.  It is determined using the attached matrix which measures organic sales growth for the fiscal year and diluted earnings per share (“EPS”) growth for the fiscal year.

While the STAR Committee makes recommendations to the C&LD Committee regarding the performance factor percentages to be applied to all STAR awards (except those for the STAR Committee members), only the final award amounts for principal officers are approved specifically by the C&LD Committee.  The C&LD Committee has delegated the approval of STAR awards for other participants to the Chief Executive Officer. The C&LD Committee has discretion to use, increase or decrease the performance factor percentages recommended by the STAR Committee and/or to choose not to pay STAR awards during a given year.

Each year the C&LD Committee approves a cash pool for STAR awards equal to a percentage of basic net earnings multiplied by the number of common shares outstanding, and the C&LD Committee sets a limit on the portion of that pool which can be awarded to each of the Named Executives subject to Section 162(m) of the Internal Revenue Service code.  This ensures that any STAR awards paid to such executives are fully tax deductible by the Company.

III.           TIMING AND FORM

STAR awards are determined after the close of the fiscal year and are paid on or about September 15.  The award form choices and relevant considerations are explained in payment preference materials generally in the form of Appendix 1.  Participants receive written notice of their award detailing the calculation, generally in the form of Appendix 2.  The grant letters used for those employees who elect to receive awards in stock options or restricted stock units are generally in the form of Appendix 3.

Generally, STAR awards are paid in cash. However, before the end of the calendar year preceding the award date, eligible participants can elect to receive their STAR award in forms other than cash.  Alternatives to cash include stock options, local deferral programs (depending on local regulations in some countries), or restricted stock units and/or deferred compensation (for participants also in the Business Growth Program).  The Company converts cash to other forms of payment (e.g., stock options, restricted stock units, etc.) using a conversion factor that is reviewed and approved by the C&LD Committee annually.  Any STAR award paid in stock options, restricted stock units or other form of equity shall be awarded pursuant to this program and the terms and conditions of the 2001 Plan, the Gillette Plan or any successor stock plan approved in accordance with applicable listing standards, as they may be revised from time to time.

IV.           SEPARATION FROM THE COMPANY

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Retirement, Death or Special Separation with a Separation Package:  If a participant worked at least 28 days (4 calendar weeks) during the fiscal year, the STAR award is pro-rated by dividing the number of calendar days the participant was an “active employee” during the fiscal year by 365.

●	Voluntary Resignation or Termination for cause: Separating employees must have been active employees as of June 30 (the close of the fiscal year for which the award is payable) to receive an award.

Eligible participants who have left the Company will receive a cash payment (equity such as stock options and RSUs can only be issued to active employees) on the same timing as STAR awards or as soon thereafter as possible.

V.         CHANGE IN CONTROL

Notwithstanding the foregoing, if there is a Change in Control in any fiscal year, STAR awards will be calculated in accordance with Section II above, but each factor will be calculated for the period from the beginning of the fiscal year in which a Change in Control occurred up to and including the date of such Change in Control (“CIC Period”).  “Change in Control” shall have the same meaning as defined in the 2001 Plan.

VI.           GENERAL TERMS AND CONDITIONS

While any STAR award amount received by one individual for any year shall be considered as earned remuneration in addition to salary paid, it shall be understood that this plan does not give to any officer or employee any contract rights, express or implied, against any Company for any STAR award or for compensation in addition to the salary paid to him or her, or any right to question the action of the Board of Directors or the C&LD or STAR Committees.

Each award to the Chairman of the Board and Chief Executive Officer, Vice-Chairs, Group Presidents, Presidents, Global Function Heads and Senior Vice Presidents and equivalents, made pursuant to this plan, is subject to the Senior Executive Recoupment Policy adopted by the C&LD Committee in December 2006.

This program document may be amended at any time by the C&LD Committee.